UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2008

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 6, 2008, the Company entered into an amendment to the Amended and Restated Rights Agreement (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as Rights Agent. The amendment effectively terminates the Rights Agreement and the associated preference share purchase rights on the date of the de-registration of the Company in the Cayman Islands. This termination is being accomplished by accelerating the final expiration date of the plan. The amendment to the rights agreement accomplishing such early termination shall become effective at such time as proposals nos. 2, 3, 4 and 5 as identified in the Company’s proxy statement/prospectus dated May 30, 2008 are approved by the shareholders at the Company’s 2008 Annual General Meeting, which is scheduled to commence on July 10, 2008. Assuming those proposals are approved on July 10, 2008, it is currently contemplated that the de-registration of the Company in the Cayman Islands will occur on or about July 15, 2008. The Company has reserved the right to revoke this termination amendment prior to the de-registration of the Company in the Cayman Islands. The rights plan previously had been scheduled to expire on June 1, 2009.

A copy of the amendment of the Rights Agreement is attached hereto as Exhibit 4.1 and incorporated by reference. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement

See Item 1.01 above which is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Securities Holders

See Item 1.01 above which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Amendment dated as of June 6, 2008 to the Amended and Restated Rights Agreement dated as of December 20, 2001 between ACE Limited, a Cayman Islands and Mellon Investor Services LLC, as Rights Agent

99.1	Press release dated as of June 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ ROBERT F. CUSUMANO
Robert F. Cusumano
General Counsel

DATE: June 9, 2008